SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 22, 2005

                           TRANSTECH INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 5 pages
Item 8.01.  OTHER EVENTS.

      On June 1, 2005, Transtech Industries, Inc. together with its subsidiaries (the "Company") announced the settlement of claims filed against the estates of four insolvent excess insurance carriers that participated in excess insurance policies issued to the Company during the late 1970s. The Company received approximately $2.7 million with respect to the settled claims at the time of the settlement. On December 22, 2005, the Company received a second payment of approximately $1.3 million with respect to such claims, for a total of approximately $4.0 million. The total of the two payments represents approximately 92% of the total amount of the value of the settlement for the claims against the four estates. The four insolvent excess insurers were among the excess insurers named as defendants in the suit brought by the Company in 1995 which sought reimbursement of past remediation costs. A settlement was reached with the majority of the defendant carriers in October 2001.

Background

      As previously disclosed, during 1995 Transtech Industries, Inc. and its wholly-owned subsidiaries Kin-Buc, Inc. and Filcrest Realty, Inc. commenced suit in the Superior Court of New Jersey, Middlesex County, entitled Transtech Industries, Inc. et. al v. Certain Underwriters at Lloyds et al., Docket No. MSX L-10827-95, (the "Lloyds Suit") to obtain indemnification from its excess insurers who provided coverage during the period 1965 through 1986 against costs incurred in connection with the remediation of various sites in New Jersey. The defendant insurers included various London and London Market insurance companies, First State Insurance Company and International Insurance Company (collectively referred to herein as "Defendant Insurers").

      During June 1999, August 1999 and July 2000 the Company settled claims against the First State Insurance Company, International Insurance Company and the estate of an insolvent excess insurer, respectively. The settlements provided payments to the Company totaling $302,500.

      During October 2001 the Company entered into a settlement agreement with certain Underwriters at Lloyd's, London, and certain London Market Insurance Companies (the "London Market Insurers"). The settlement agreement was consummated during February 2002, when London Market Insurers representing approximately 84.7% of the value assigned to the subject policies paid their allocated portion of the settlement amount. The Company received approximately $13 million of settlement proceeds.

     Some of the Defendant Insurers are insolvent. The estates of some of these insolvent insurers have sufficient assets to make a partial contribution toward claims filed by the Company. As previously disclosed, in addition to the payments received from the estates of the four insolvent excess insurers discussed below, during July 2005 the Company received $510,324.08 from the estate of The Bermuda Fire & Marine Insurance Company Limited.

Recent Event

      The June 2005 settlement pertains to claims filed against the estates of four of the insolvent insurers: Kingscroft Insurance Company LTD, Walbrook Insurance Company LTD, El Paso Insurance Company LTD and Mutual Reinsurance Company LTD. The four insurers represented approximately 10% of the coverage provided under the policies that were the subject of the Lloyd's Suit, as measured by the liability apportioned to each of the Defendant Insurers at the time of the October 2001 settlement.

      Pursuant to their respective liquidation plans, the estates of the four insurers make payments toward agreed claims based upon the amount of their recovered assets and expenditures funded from such assets.

     On December 22, 2005 the Company received $1,293,729.21 from the estates of the four insurers with respect to the settled claims. The Company previously received $2,710,016.42 from the estates of the four insurers during June 2005. The total of the two payments, $4,003,745.63, represents approximately 92% of the total amount of the settled claims against the four estates. The estates may elect, based upon their financial situation, to make additional distributions toward agreed claims, however there are no assurances that additional distributions will be paid. Additional claims against the four estates have been barred in accordance with their liquidation plans. One firm manages the administration of the four estates.

      The Company continues to pursue claims against certain excess insurance carriers that have not participated in any of the previous settlements. However, the Company cannot predict the amount of the proceeds it may eventually receive on account of such claims, if any.

Other Obligations

      The Company recommends the reader review the Company's filings on Form 10-KSB and Form 10-QSB for discussions of its financial obligations and contingent liabilities. The Company faces significant short-term and long-term cash requirements for (i) federal income taxes, (ii) post-closure costs associated with sites of past operations, and (iii) funding its professional and administrative costs.

      The Company's past participation in the waste handling and disposal industries subjects the Company to future events or changes in environmental laws or regulations, which cannot be predicted at this time, that could result in material increases in remediation and closure costs, and other potential liabilities that may ultimately result in costs and liabilities in excess of its available financial resources.

Press Release

      The following is the text of the press release issued on December 27, 2005 reporting the payment received from the estates of the four insolvent excess insurance carriers.


                       TRANSTECH INDUSTRIES, INC. RECEIVES
            ADDITIONAL PAYMENT FROM CERTAIN EXCESS INSURANCE CARRIERS

      PISCATAWAY, N.J., December 27, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced that the Company has received a payment of approximately $1.3 million from the estates of four insolvent excess insurance carriers. The Company had settled its claims against the carriers in June 2005 and received a payment of approximately $2.7 million at that time. The total of the payments received from the four estates, approximately $4.0 million, represents approximately 92% of the total amount of the agreed upon claims against the four estates.

      The four insolvent excess insurers were among the excess insurers named as defendants in the suit brought by the Company in 1995 which sought reimbursement of past remediation costs. A settlement was reached with the majority of the defendant carriers in October 2001.

      The estates may pay a percentage of the agreed claim amount based upon projected assets and claims against such assets, however there are no assurances that additional distributions will be paid by the estates. Further claims against the estates have been barred in accordance with their liquidation plans. The claim proceeds will be subject to federal and state income taxes.

      This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of the release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  December 27, 2005